Exhibit 99.1

SWS Group, Inc. Announces Termination of $95 Million Convertible Senior Notes Offering

DALLAS, December 8, 2010 — SWS Group, Inc. (NYSE: SWS) announced today that it is terminating its planned underwritten registered offering of $95.0 million aggregate principal amount of Convertible Senior Notes due 2015, due to recent volatility and unfavorable market conditions.

Company Information

SWS Group, Inc. is a Dallas-based company offering a broad range of investment and financial services through its subsidiaries. The company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., a national clearing firm, registered investment adviser and registered broker-dealer; SWS Financial Services, Inc., a registered investment adviser and a registered broker-dealer serving independent securities brokers and their clients, and Southwest Securities, FSB, one of the largest community banks headquartered in the Dallas-Fort Worth metropolitan area.

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CONTACT:	Ben Brooks, Corporate Communications, (214) 859-6351
BDBrooks@swst.com